Exhibit 1

LCA-Vision Inc.

3,000,000 Shares

Common Stock
($0.001 Par Value)

UNDERWRITING AGREEMENT

____________ __, 2003

UNDERWRITING AGREEMENT

[_________________], 2003

UBS Securities LLC
C.E. Unterberg, Towbin

c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

     LCA-Vision Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the Underwriters named in Schedule A annexed hereto (the “Underwriters”) an aggregate of 2,400,000 shares of Common Stock, $0.001 par value per share (the “Common Stock”), of the Company, and Stephen N. Joffe (the “Selling Stockholder”) proposes to sell to the several Underwriters 600,000 shares of Common Stock (said shares to be issued and sold by the Company and to be sold by the Selling Stockholder collectively, the “Firm Shares”). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 450,000 shares of Common Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.

     The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-109034) including a prospectus, relating to the Shares, which incorporates by reference documents which the Company has filed in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses and the documents incorporated by reference therein (each thereof, including the documents incorporated therein by reference, being herein called a “Preliminary Prospectus”) relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it becomes effective, including all documents filed as a part thereof or incorporated by reference therein, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430(A) under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the “Registration Statement,” and the prospectus, including all documents incorporated therein by reference, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the “Prospectus.” Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement, or the Prospectus, as the case may be, deemed to be incorporated therein by reference. As used herein, “business day” shall mean a day on which the New York Stock Exchange is open for trading.

     The Company, the Selling Stockholder and the Underwriters agree as follows:

     1.     Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company and the Selling Stockholder, severally and not jointly, agree to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company and the Selling Stockholder the respective number of Firm Shares (subject to such adjustment as you may determine to avoid fractional shares) which bears the same proportion to the number of Firm Shares to be sold by the Company or by such Selling Stockholder, as the case may be, as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 9 hereof, bears to the total number of Firm Shares, in each case at a purchase price of $          per Share. The Company and the Selling Stockholder are advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

     In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company and the Selling Stockholder for the Firm Shares. This option may be exercised by UBS Securities LLC (“UBS”) on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 9 hereof.

     Pursuant to powers of attorney, which shall be satisfactory to counsel for the Underwriters, granted by the Selling Stockholder, Craig P.R. Joffe will act as the representative of the Selling Stockholder. The foregoing representative (the “Representative of the Selling Stockholder”) is authorized, on behalf of the Selling Stockholder, to execute any documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by the Selling Stockholder, to make delivery of the certificates of such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom the expenses, if any, to be borne by each Selling Stockholder in connection with the sale and public offering of the Shares, to distribute the balance of such proceeds to the Selling Stockholder, to receive notices on behalf of the Selling Stockholder and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement.

     2.     Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company and the Selling Stockholder by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (DTC) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on                , 2003 (unless another time shall be agreed to by you and the Company and the Selling Stockholder or unless postponed in accordance with the provisions of Section 9 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

     Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

     Deliveries of the documents described in Section 7 hereof with respect to the purchase of the Shares shall be made at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

     3.     Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted, overtly threatened or, to the Company’s knowledge, are contemplated by the Commission; each Preliminary Prospectus, at the time of filing thereof, complied in all material respects to the requirements of the Act and the last Preliminary Prospectus distributed in connection with the offering of the Shares did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complied when it became effective, complies and will comply, at the time of purchase and any additional time of purchase, in all material respects with the requirements of the Act and the Prospectus will comply, as of its date and at the time of purchase and any additional times of purchase, in all material respects with the requirements of the Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the conditions to the use of Form S-3 have been satisfied; the Registration Statement did not when it became effective, does not and will not, at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not, as of its date and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Preliminary Prospectus, the Registration Statement or the Prospectus; the documents incorporated by reference in the Preliminary Prospectus, the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus and the Prospectus;

(b) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth under the heading “Actual” in the section of the Registration Statement and the Prospectus entitled “Capitalization” and, as of the time of purchase and the additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth under the heading “As Adjusted” in the section of the Registration Statement and the Prospectus entitled “Capitalization”; all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(c) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

(d) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a “Material Adverse Effect”);

(e) the Company has listed on Schedule B annexed hereto each of its subsidiaries (as that term is defined under the Act) other than those subsidiaries that are inactive, conduct no business or operations and have no assets or liabilities (the subsidiaries as listed on Schedule B being referred to herein as the “Active Subsidiaries” and all of the Company’s subsidiaries (as defined under the Act) being referred to herein as the “Subsidiaries”); the Company owns the percentage of the outstanding capital stock, partnership interests or membership interests of the Active Subsidiaries as set forth on Schedule B annexed hereto; other than the capital stock, partnership interests or membership interests of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the certificates of incorporation, the by-laws and other organizational documents of the Company and the Active Subsidiaries and all amendments thereto have been delivered to you, and except as set forth in the exhibits to the Registration Statement no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if later, the additional time of purchase; each Subsidiary has been duly organized and, except as would not, individually or in the aggregate, have a Material Adverse Effect, is validly existing as a corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation, partnership or limited liability company and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and (except as otherwise described in this Section 3(e)) are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(f) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;

(g) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

(h) this Agreement has been duly authorized, executed and delivered by the Company;

(i) neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its respective charter or by-laws or other organizational documents, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, other than, in the case of clauses (ii) and (iii), such breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Company and the Selling Stockholder to consummate the transactions contemplated hereby; and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) (x) the charter or by-laws or other organizational documents of the Company or any of the Subsidiaries, (y) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected or (z) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, other than, in the case of clause (y), such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Company and the Selling Stockholder to consummate the transactions contemplated hereby;

(j) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than registration of the Shares under the Act, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the NASD;

(k) except as set forth in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

(l) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, except where the absence of any such licenses, authorizations, consents, approvals or filings would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except for any such violations, defaults, revocations or modifications as would not, individually or in the aggregate, have a Material Adverse Effect;

(m) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

(n) there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the Company’s knowledge, contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is a party or of which any of their respective properties is subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except as described in the Registration Statement and the Prospectus or except for any such actions, suits, claims, investigations or proceedings which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby;

(o) each of PricewaterhouseCoopers LLP and Ernst & Young LLP, whose reports on the consolidated financial statements of the Company are filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act;

(p) the audited financial statements of the Company included in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus;

(q) except as described in the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries (other than the issuance of shares of common stock pursuant to the exercise of stock options disclosed as outstanding in the Registration Statement and the Prospectus) or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(r) the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of the Selling Stockholder and each of its directors and officers;

(s) neither the Company nor any of the Subsidiaries is or, after giving effect to the offering and sale of the Shares, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(t) the Company and each of the Subsidiaries has good and marketable title to all property (real and personal) described in the Registration Statement and in the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, except as would not, individually or in the aggregate, have a Material Adverse Effect; all the property described in the Registration Statement and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases;

(u) neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material

Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board or any similar body, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder, or any similar law, concerning the employees of the Company or any of the Subsidiaries;

(v) the Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiaries under, or to interfere with or prevent compliance by the Company or the Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(w) all tax returns required to be filed by the Company and each of the Subsidiaries have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto, due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided, except as would not, individually or in the aggregate, have a Material Adverse Effect;

(x) except as otherwise described in the Registration Statement and Prospectus, the Company and each of the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems reasonably adequate; such insurance insures against such losses and risks to an extent which the Company believes is reasonably adequate in accordance with what the Company believes to be customary industry practice to protect the

Company and the Subsidiaries and their businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase;

(y) neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Registration Statement and the Prospectus any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which would, individually or in the aggregate, have a Material Adverse Effect;

(z) the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement, except as would not, individually or in the aggregate, have a Material Adverse Effect;

(aa) the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(bb) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

(cc) the Company has provided you with true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

(dd) any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(ee) neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge after due inquiry, any employee or agent of the Company or the Subsidiaries has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus;

(ff) neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(gg) to the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus;

(hh) Lasik Insurance Ltd. (the “Insurance Subsidiary”) holds such insurance licenses, certificates and permits from governmental authorities (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where it conducts business (the “Insurance Licenses”)) as are necessary to the conduct of its business as described in the Registration Statement and the Prospectus, except where the failure to hold such licenses, certificates or permits would not, individually or in the aggregate, have a Material Adverse Effect; the Company and the Insurance Subsidiary have fulfilled and performed all obligations necessary to maintain the Insurance Licenses; except as disclosed in the Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that could reasonably be expected to result in the revocation, termination or suspension of any Insurance License which would, individually or in the aggregate, have a Material Adverse Effect; and

(ii) All reinsurance treaties, contracts, agreements and arrangements to which the Insurance Subsidiary is a party are in full force and effect and the Insurance Subsidiary is not in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where the failure to be in full force and effect or where such violation or default would not, individually or in the aggregate, have a Material Adverse Effect; the Insurance Subsidiary has not received any notice from any of the other parties to such treaties, contracts, agreements or arrangements that such other party intends not to perform thereunder and, to the knowledge of the Company and the Insurance Subsidiary, none of the other parties to such treaties, contracts, agreements or arrangements will be unable to perform such treaty, contract, agreement or arrangement, except where such nonperformance would not, individually or in the aggregate, have a Material Adverse Effect.

     In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company or Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.

     4.     Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to each Underwriter that:

(a) such Selling Stockholder now is and at the time of delivery of such Shares will be, the lawful owner of the number of Shares to be sold by such Selling Stockholder pursuant to this Agreement and has and, at the time of delivery thereof, will have valid and marketable title to such Shares, and upon delivery of and payment for such Shares (whether at the time of purchase or the additional time of purchase, as the case may be), the Underwriters will acquire valid and marketable title to such Shares free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title;

(b) such Selling Stockholder has and at the time of delivery of such Shares (whether the time of purchase or additional time of purchase, as the case may be) will have, full legal right, power and capacity, and any approval required by law (other than those imposed by the Act and the securities or blue sky laws of certain jurisdictions), to sell, assign, transfer and deliver such Shares in the manner provided in this Agreement;

(c) this Agreement and the Custody Agreement between EquiServe Trust Company, N.A., as custodian, and the Selling Stockholder (the “Custody Agreement”) have been duly executed and delivered by such Selling Stockholder and, assuming due authorization, execution and delivery by the Custodian [will need Custodian certificate at closing], each is a legal, valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms;

(d) such Selling Stockholder has duly and irrevocably authorized the Representative of the Selling Stockholder, on behalf of such Selling Stockholder, to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated thereby and to deliver the Shares to be sold by such Selling Stockholder and receive payment therefor pursuant hereto;

(e) to such Selling Stockholder’s knowledge, (i) each Preliminary Prospectus, at the time of filing thereof, and the last Preliminary Prospectus distributed in connection with the offering of the Shares did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the Registration Statement did not when it became effective, does not and will not, at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus will not, as of its date and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such Selling Stockholder makes no warranty or representation with respect to any statement contained in the Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Preliminary Prospectus, the Registration Statement or the Prospectus;

(f) the information in the Registration Statement and Prospectus, and any supplements or amendments thereto, relating to such Selling Stockholder is true and accurate and complied, when the Registration Statement became effective, complies and will comply, at the time of purchase and any additional times of purchase, in all materials respects with the requirements of the Act;

(g) the execution, delivery and performance of this Agreement, the sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) (i) any contract or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or any of the Selling Stockholder’s properties may be bound or affected, or (ii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Selling Stockholder, other than, in the case of clause (ii), such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Selling Stockholder to consummate the transactions contemplated hereby;

(h) the sale of such Selling Stockholder’s Shares pursuant to this Agreement is not prompted by any information concerning the Company which is not set forth in the Prospectus;

(i) other than as permitted by the Act, such Selling Stockholder has not distributed, nor will such Selling Stockholder distribute, any prospectus or other offering material in connection with the offering or sale of the Shares;

(j) such Selling Stockholder has not taken any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(k) there are no affiliations or associations between any member of the NASD and such Selling Stockholder, except as set forth in the Registration Statement and the Prospectus; and

(l) at the time of purchase, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder will have been fully paid or provided for by such Selling Stockholder and all laws imposing such taxes will have been fully complied with.

     In addition, any certificate signed by such Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

     5.     Certain Covenants.

(a) The Company hereby agrees:

(i) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(ii) to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(iii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (A) when the Registration Statement and any such post-effective amendment thereto has become effective, and (B) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);

(iv) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, including by filing any documents that would be incorporated therein by reference, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

(v) subject to Section 5(a)(iv) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to provide you with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to promptly notify you of such filing;

(vi) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

(vii) to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 5(a)(iv) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

(viii) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than March 1, 2005;

(ix) to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and consolidated statements of income, shareholders’ equity and cash flow of the Company and the Subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants);

(x) to furnish to you 3 copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(xi) to furnish to you promptly and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (A) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (B) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-KSB, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, (C) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (D) such other information as you may reasonably request regarding the Company or the Subsidiaries; provided, however, that in no case shall the Company be required to furnish materials pursuant to this paragraph which are filed and publicly accessible via the EDGAR database;

(xii) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 7(d) hereof;

(xiii) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

(xiv) not to issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 90 days after the date hereof (the “Lock-Up Period”), without the prior written consent of UBS, except for (A) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (B) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, and (C) the issuance of (i) employee stock options pursuant to stock option plans described in the Registration Statement and the Prospectus and (ii) shares of restricted stock to new employees, in the ordinary course of business and consistent with past practice, pursuant to the Company’s existing stock incentive plans described in the Registration Statement and the Prospectus, provided that such issuances pursuant to this clause (C)(i) or (ii) do not exceed an aggregate of 300,000 options or shares of common stock and that such options or shares may not be exercisable or sold during the Lock-Up period;

(xv) to use its reasonable best efforts to cause the Common Stock to be listed for quotation on the National Association of Securities Dealers Automated Quotation National Market System (“NASDAQ”);

(xvi) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock; and

(xvii) to pay all costs, expenses, fees and taxes (other than the fees and disbursements of counsel for the Underwriters, except as set forth under Section 6 hereof or clauses (C) and (E) of this Section 5(a)(xvii)) in connection with (A) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (B) the registration, issuance, sale and delivery of the Shares by the Company and the Selling Stockholder, including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (C) the qualification of the Shares for offering and sale under state and foreign laws and the determination of their eligibility for investment under state and foreign laws as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (D) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on NASDAQ and any registration thereof under the Exchange Act, (E) the filing for review of the public offering of the Shares by the National Association of Securities Dealers, Inc. (the “NASD”), including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters, (F) the fees and disbursements of any transfer agent or registrar for the Shares, (G) the cost of ground transportation for the Company and the Underwriters, and the cost of any aircraft chartered for the use of the Company and the Underwriters, in connection with the road show, and the other expenses of the Company and its representatives and agents (other than the Underwriters) incurred in connection with the road show, and (H) the performance of the Company’s and the Selling Stockholder’s other obligations hereunder.

(b) The Selling Stockholder will deliver to the Underwriters, prior to at the time of purchase, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) in order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions contemplated herein.

     6.     Reimbursement of Underwriters’ Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 9 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company and the Selling Stockholder jointly and severally agree that they shall, in addition to paying the amounts described in Section 5(a)(xvii)hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

     7.     Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company and the Selling Stockholder of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Dinsmore & Shohl LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters, substantially in the form attached as Exhibit B to this Agreement.

(b) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of , Cayman Islands counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters, substantially in the form attached as Exhibit C to this Agreement.

(c) The Selling Stockholder shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Dinsmore & Shohl LLP, counsel for the Selling Stockholder, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters, substantially in the form attached as Exhibit B to this Agreement

(d) You shall have received from Ernst & Young LLP, letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by UBS.

(e) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Dewey Ballantine LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to UBS.

(f) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which you reasonably object in advance in writing.

(g) The Registration Statement shall become effective not later than 5:30 P.M. New York City time on the date of this Agreement and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on or prior to the second full business day after the date of this Agreement.

(h) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(i) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole shall occur or become known.

(j) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit D hereto.

(k) You shall have received signed Lock-up Agreements referred to in Section 3(r) hereof.

(l) The Selling Stockholder will at the time of purchase and the additional time of purchase, as the case may be, deliver to you a certificate of the Selling Stockholder to the effect that the representations and the warranties of the Selling Stockholder as set forth in this Agreement are true and correct as of each such date.

(m) The Company and the Selling Stockholder shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(n) The Shares shall have been approved for quotation on NASDAQ, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

     8.     Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

     The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS or any group of Underwriters (which may include UBS) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operation of the Company and the Subsidiaries taken as a whole, which would, in UBS’ judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in UBS’ judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

     If UBS or any group of Underwriters elects to terminate this Agreement as provided in this Section 8, the Company, the Selling Stockholder and each other Underwriter shall be notified promptly in writing.

     If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company or the Selling Stockholder, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company or the Selling Stockholder, as the case may be, shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(a)(xvii), 6 and 10 hereof), and the Underwriters shall be under no obligation or liability to the Company and the Selling Stockholder under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

     9.     Increase in Underwriters’ Commitments. Subject to Sections 7 and 8 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 7 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

     Without relieving any defaulting Underwriter from its obligations hereunder, the Company and the Selling Stockholder agree with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

     If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

     The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with like effect as if such substituted Underwriter had originally been named in Schedule A.

     If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10.     Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement made by the Company in Section 3 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Shares.

(b) The Selling Stockholder agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading; or (ii) any untrue statement or alleged untrue statement made by the Selling Stockholder in Section 4 hereof or the failure by the Selling Stockholder to perform when and as required any agreement or covenant contained herein; provided, however, that the indemnity agreement contained in Section 10(b)(i) hereof shall not inure to the benefit of any Underwriter insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading; provided, further, that the Selling Stockholder shall not be liable under this Section 10(b) in an amount in excess of the net proceeds received by such Selling Stockholder from the sale of Shares by such Selling Stockholder pursuant to this Agreement.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company or any Selling Stockholder pursuant to Section 10(a) or (b) hereof, such Underwriter or such person shall promptly notify the Company and the Selling Stockholder in writing of the institution of such Proceeding and the Company or such Selling Stockholder, as the case may be, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company or the Selling Stockholder shall not relieve the Company or such Selling Stockholder from any liability which the Company or such Selling

Stockholder may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company or such Selling Stockholder in connection with the defense of such Proceeding or the Company or such Selling Stockholder shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company or such Selling Stockholder (in which case, the indemnified party or parties shall consult with the Company or such Selling Stockholder on its or their choice of counsel; provided, however, that the indemnified party or parties shall make the final decision on its or their choice of counsel; and provided further that the Company or such Selling Stockholder shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or such Selling Stockholder and paid as incurred (it being understood, however, that the Company or such Selling Stockholder shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company or such Selling Stockholder shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company or such Selling Stockholder, the Company or such Selling Stockholder agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(d) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, the Selling Stockholder and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, any Selling Stockholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

(e) If any Proceeding is brought against the Company, any Selling Stockholder or any such person in respect of which indemnity may be sought against any Underwriter pursuant to Section 10(d) hereof, the Company, any Selling Stockholder or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company, any Selling Stockholder or any such person or otherwise. The Company, any Selling Stockholder or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, any Selling Stockholder or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case, the indemnified party or parties shall consult with such Underwriter on its or their choice of counsel; provided, however, that the indemnified party or parties shall make the final decision on its or their choice of counsel; and provided further that such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company, any Selling Stockholder and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(f) If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a), (b) or (d) of this Section 10 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholder and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company and/or the Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(g) The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (f) above. Notwithstanding the provisions of this Section 10, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission and (ii) the Selling Stockholder shall not be required to contribute any amount in excess of the net proceeds received by such Selling Stockholder from the sale of Shares by such Selling Stockholder pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

(h) The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Company and the Selling Stockholder contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers, any Selling Stockholder or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, the Selling Stockholder and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or the Selling Stockholder, against any of the Company’s or Selling Stockholder’s officers or directors, as the case may be, in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

     11.     Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the seventh, thirteenth, fourteenth, fifteenth, sixteenth, seventeenth, eighteenth and nineteenth paragraphs under the caption “Underwriting” in the Prospectus, insofar as such statements relate to (a) the amount of selling concession and reallowance and (b) price stabilization, short positions and passive market making, constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 10 hereof.

     12.     Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing, by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 7840 Montgomery Road, Cincinnati, OH 45236, Attention: Dr. Stephen N. Joffe and Mr. Craig P.R. Joffe; and if to the Selling Stockholder, shall be sufficient in all respects if delivered or sent to the Selling Stockholder at the offices of the Company at 7840 Montgomery Road, Cincinnati, OH 45236, Attention: Dr. Stephen N. Joffe and Mr. Craig P.R. Joffe.

     13.     Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     14.     Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Company and the Selling Stockholder consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Company and the Selling Stockholder hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS or any indemnified party. Each of UBS, the Selling Stockholder and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Selling Stockholder each agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and/or the Selling Stockholder, as the case may be, and may be enforced in any other courts to the jurisdiction of which the Company and/or the Selling Stockholder, as the case may be, is or may be subject, by suit upon such judgment.

     15.     Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Selling Stockholder and the Company and to the extent provided in Section 10 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

     16.     Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

     17.     Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Selling Stockholder and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Selling Stockholder’s and any of the Underwriters’ respective businesses and/or assets.

     18. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

     If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholder and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this agreement and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

Very truly yours,

LCA-VISION INC.

By: _________________________________
Name: Title:

STEPHEN N. JOFFE

By: _________________________________

Accepted and agreed to as of the
date first above written

UBS SECURITIES LLC
C.E. UNTERBERG, TOWBIN

By: UBS SECURITIES LLC

By:	_________________________________
Title:

By:	_________________________________
Title:

SCHEDULE A

Number of
Underwriter		Firm Shares

UBS SECURITIES LLC C.E. UNTERBERG, TOWBIN

Total

1

SCHEDULE B

Subsidiary	Legal Classification	% Ownership	Jurisdiction of
Incorporation

1

Exhibit A

LCA-Vision Inc.

Common Stock

($0.001 Par Value)

September __, 2003

UBS Securities LLC
Together with the other Underwriters named on
Schedule A to the Underwriting Agreement
referred to herein

c/o UBS Securities LLC
       299 Park Avenue
       New York, New York 10171

Ladies and Gentlemen:

     This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by LCA-Vision Inc. (the “Company”) and you with respect to the public offering (the “Offering”) of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”).

     In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period from the date hereof until the end of 90 days after the date of the final prospectus relating to the Offering the undersigned will not, without the prior written consent of UBS Securities LLC (“UBS”), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriters of any Common Stock pursuant to the Offering and the Underwriting Agreement, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement and confirm that he, she or it has been in compliance with the terms of this Lock-Up Letter Agreement since the date hereof or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement and confirms that it has been in compliance with the terms of this Lock-Up Letter Agreement since the date hereof.

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     In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for a period from the date hereof until the end of 90 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS, make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock.

     If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

2

Exhibit B

Dinsmore & Shohl LLP Opinion

November ____, 2003

UBS Securities LLC
C.E. Unterberg, Towbin
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

     We have acted as counsel to LCA-Vision Inc., a Delaware corporation (the “Company”), and Stephen N. Joffe (the “Selling Stockholder”) in connection with their offering and issuance to the Underwriters, pursuant to the Underwriting Agreement among the Underwriters, the Company and the Selling Stockholder dated November     , 2003 (the “Agreement”) of 3,000,000 shares of the Company’s Common Stock, $.001 par value per share, and an option to purchase up to an additional 450,000 shares of Common Stock to cover over-allotments, if any. This opinion letter is provided pursuant to Paragraph 7(a) of the Agreement. Except as otherwise provided herein, capitalized terms used but not defined in this opinion letter shall have the meanings set forth in the Agreement.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other certificates and instruments as we have deemed necessary or appropriate for the purposes of this opinion, and we have made such examination of law and fact and have relied upon such documents and certificates from public officials, from officers of the Company and from the Selling Stockholder as we have deemed necessary or appropriate.

     In rendering the opinions herein, we have assumed with your approval (i) the due execution by parties other than the Company and the Selling Stockholder of all documents and records, (ii) that no action has been taken which amends, revokes or otherwise affects any of the documents, records or other materials which we have examined, (iii) that each of the agreements reviewed by us is a legal, valid, binding and enforceable obligation of each of the parties thereto other than the Company and the Selling Stockholder, (iv) the genuineness of the signatures on original documents and records and the requisite and corporate authority and full legal capacity of all signatories thereto, (v) the authenticity and accuracy of documents and records purporting to be originals, and (vi) the conformity to such original documents and records of all copies, draft or otherwise, submitted to us as certified, conformed, photocopied, photographic, or telecopied, and as to certificates, telegraphic and telephonic confirmations given by public officials, we have assumed the same to have been properly given and to be accurate. We also have assumed that the records of the proceedings of the stockholders and the directors of the Company and its Subsidiaries furnished to us are complete and include all such records and reflect actions duly and validly taken by the stockholders and directors of such companies.

     Further, we have assumed that (i) there has not been any mutual mistake of fact, misunderstanding, fraud, duress or undue influence, (ii) the conduct of the parties has complied with any requirement of good faith, fair dealing, and conscionability, (iii) there are no agreements or understandings among the parties that would materially modify the terms of the Agreement or the respective rights or obligations of the parties thereunder, and (iv) all parties to the Agreement will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Agreement.

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     We have not made an independent review of the laws of any state or jurisdiction other than the federal laws of the United States, the State of Ohio, the State of Delaware (as to matters of general corporation law only) and, with respect to the opinion expressed in Paragraph 23 below, Article Eight of the New York Uniform Commercial Code. Accordingly, we express no opinion as to the laws of any state or jurisdiction other than the State of Ohio and, as to matters of the general corporation law only, the State of Delaware.

     The opinions hereinafter expressed are subject to the following additional qualifications:

     (a)  To the extent that any opinion is stated as being “to the best of our knowledge”, “to our knowledge” or is similarly qualified as to knowledge, such opinion is based solely on the conscious awareness of facts or other information by the lawyers in our firm who have had active involvement in the negotiation, review or preparation of the Agreement and the documents and transactions contemplated thereby, or who have given substantive legal attention to representation of the Company in connection therewith or in connection with rendering this opinion letter. We have not made any independent investigation of the matters covered hereby which are qualified by reference to our knowledge or are similarly qualified.

     (b)  As to various questions of fact material to our opinion, we have relied solely upon the representations made in the Agreement and our knowledge as defined in paragraph (a) above, and we have not assumed any responsibility for making any independent investigation or verification of any factual matter stated in the Agreement or any other factual matter.

     (c)  To the extent that any of our opinions herein are opinions as to the enforceability of any provision in the Agreement, or any right granted to you pursuant to the Agreement, such opinions are subject to and may be affected by applicable state and/or federal bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws affecting the rights of creditors or debtors generally and may be limited by the application of general principles of equity and/or matters of public policy which involve the exercise of judicial discretion.

     (d)  We express no opinion as to the enforceability of (i) self-help provisions, (ii) waiver of constitutional rights, and (iii) provisions related to waiver or remedies (or the delay or omission of enforcement thereof), disclaimers, liability limitations with respect to third parties, liquidated damages or certain remedies not available under Ohio law.

     (e)  We express no opinion with respect to the financial statements and other financial information contained in the Registration Statement, including but not limited to the contents and substance thereof and their conformity to generally accepted accounting principles or other financial reporting standards.

     Based on the foregoing and subject to the exceptions, assumptions, qualifications and limitations hereinafter set forth, it is our opinion that:

     1.     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver the Agreement and to issue, sell and deliver the Shares as contemplated herein;

     2.     Each of the U.S. Subsidiaries (as identified in Schedule B hereto) has been duly organized and is validly existing as a corporation, partnership or limited liability company in good

2

standing under the laws of its jurisdiction of organization, with full corporate, partnership or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus;

     3.     The Company and each of the U.S. Subsidiaries are duly qualified to do business as a foreign corporation, partnership or limited liability company and are in good standing in each jurisdiction where the ownership or leasing of their properties or the conduct of their business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

     4.     The Agreement has been duly authorized, executed and delivered by the Company;

     5.     The Shares being issued and sold to the Underwriters by the Company have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Agreement, will be validly issued and are fully paid and non-assessable;

     6.     The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus; all of the issued and outstanding shares of capital stock of the Company (including, without limitation, the Shares being sold to the Underwriters by the Selling Stockholder) have been duly authorized and validly issued, are fully paid and non-assessable and are free of statutory preemptive rights and, to such counsel’s knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares are free of statutory preemptive rights and, to such counsel’s knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights; the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

     7.     All of the outstanding shares of capital stock of each of the U.S. Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as otherwise stated in the Registration Statement and the Prospectus, are owned by the Company, in each case, to such counsel’s knowledge, subject to no security interest, other encumbrance or adverse claim; and to such counsel’s knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the U.S. Subsidiaries are outstanding;

     8.     The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

     9.     The Registration Statement, as of its effective date and as of the time of purchase and any additional times of purchase, and the Prospectus, as of its date and as of the time of purchase and any additional times of purchase, comply as to form in all material respects with the requirements of the Act (except in each case as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion); the conditions to the use of Form S-3 have been satisfied; and the documents incorporated by reference in the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion);

     10.     The Registration Statement has become effective under the Act and, to such counsel’s knowledge, no stop order proceedings with respect thereto are pending or threatened under the

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Act and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424;

     11.     No approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares and consummation by the Company of the transactions contemplated hereby other than registration of the Shares under the Act (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters);

     12.     The execution, delivery and performance of the Agreement by the Company, the issuance and sale of the Shares by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) the charter or by-laws or other organizational documents of the Company or any of the Subsidiaries, or any agreement or document which is described in or filed as an exhibit to the Registration Statement or any document incorporated by reference therein, or any federal, state, or local law, regulation or rule known by such counsel to be applicable to the Company or any of the Subsidiaries or which are customarily applicable to the transactions of the type contemplated hereby, or any decree, judgment or order known by such counsel to be applicable to the Company or any of the Subsidiaries;

     13.     To such counsel’s knowledge, there are no affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been so described or filed;

     14.     To such counsel’s knowledge, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is a party or to which any of their respective properties is subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described;

     15.     Neither the Company nor any of the Subsidiaries is or, after giving effect to the offering and sale of the Shares, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act;

     16.     The information in the Registration Statement and the Prospectus under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” “Business—Trademarks,” “Business—Government Regulation,” “Business—Legal Proceedings,” “Certain Transactions,” “Description of capital stock” and “Shares eligible for future sale,” insofar as such statements constitute a summary or description of contracts, agreements or other legal documents or of legal proceedings, or refer to statements of law or legal conclusions, present fairly in all material respects the information required to be shown;

     17.     No person has the right, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to the Registration Statement or any document incorporated by reference therein, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interest of the Company, or to include any such shares or interest in the Registration Statement or the offering contemplated thereby, whether as a result of the

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filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

     18.     To the knowledge of such counsel, the Insurance Subsidiary holds such insurance licenses, certificates and permits from US federal, state or local governmental authorities (including, without limitation, Insurance Licenses) as are necessary to the conduct of its business as described in the Registration Statement and the Prospectus, except where the failure to hold such licenses, certificates or permits would not, individually or in the aggregate, have a Material Adverse Effect; to the knowledge of such counsel, there is no pending or threatened action, suit, proceeding or investigation that could result in the revocation, termination or suspension of any Insurance License which would have a Material Adverse Effect;

     19.     To the knowledge of such counsel, all reinsurance treaties and arrangements to which the Insurance Subsidiary is a party are in full force and effect and such counsel is not aware of any violation of, or default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein by the Insurance Subsidiary;

     20.     The Agreement, the Custody Agreement and the Power of Attorney have been duly executed and delivered by or on behalf of the Selling Stockholder;

     21.     The Selling Stockholder has full legal right and power, and has obtained any authorization or approval required by law (other than those imposed by the Act and the securities or blue sky laws of certain jurisdictions), to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided in the Agreement;

     22.     To the knowledge of such counsel, the execution, delivery and performance of the Agreement, the sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) (A) any contract or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or any of the Selling Stockholder’s properties may be bound or affected, or (B) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Selling Stockholder, except as would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Selling Stockholder to consummate the transactions contemplated hereby;

     23.     Delivery of certificates for the Shares by the Selling Stockholder pursuant hereto will pass valid and marketable title thereto to the Underwriters, free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title; and

     24.     To the best of such counsel’s knowledge, the statements in the Prospectus under the caption “Principal and selling stockholders” relating to Dr. Stephen N. Joffe insofar as such statements constitute a summary of the matters referred to therein present fairly the information required with respect to such matters.

     In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed

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and, although we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as and to the extent stated in subparagraphs 6, 8 and 16 above), on the basis of the foregoing nothing has come to our attention that causes us to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at the time of purchase or the additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial data included in the Registration Statement or the Prospectus).

     In addition to any exceptions, qualifications, limitations and assumptions noted hereinabove, we express no opinions with respect to any matter or party except as specifically set forth in the numbered paragraphs above, and no opinion as to any other matters shall be deemed to be implied by or may be inferred from any of the numbered paragraphs set forth above.

     This opinion letter is furnished by us solely for the benefit of the Underwriters, and no other person or entity shall be entitled to rely upon this opinion letter without our express prior written consent in each instance. This opinion letter is provided as a legal opinion only and not as a guarantee or warranty of the matters discussed herein. This opinion letter is limited to the matters expressly stated herein on the date of this opinion. This opinion letter speaks of its date only, and we expressly disclaim any undertaking or obligation to advise you of changes that hereafter may be brought to our attention.

Very truly yours,

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Exhibit C

Cayman Islands Counsel Opinion

November ____, 2003

[Underwriters]

Dear Sirs,

Lasik Insurance Company, Ltd. (the “Company”)

We have acted as attorneys in the Cayman Islands to the Company and we have been asked by the Company to provide this legal opinion to you in connection with the proposed offering of shares in LCA-Vision Inc (“LCAV”).

1.	Documents Examined

For the purposes of giving this opinion, we have examined the documents listed in Schedule 1 hereto. References herein to a Schedule are references to a Schedule to this Opinion. Capitalised terms not otherwise defined in this opinion have the respective meanings attributed to them in the Schedules.

2.	Assumptions

In giving this opinion we have relied as to factual matters upon the completeness and accuracy of the Certificates, without independent verification.

3.	Opinions

This opinion is based upon the facts existing at the date hereof and of which we are aware. We express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date hereof and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction.

Based upon the examinations and assumptions referred to in paragraphs 1 and 2 above and upon such searches as we have conducted, having regard to legal considerations which we deem relevant and subject to the qualifications set out in Schedule 3, we are of the opinion that:

Corporate existence and authority

(a)	The Company is duly incorporated, validly existing and in good standing as an exempted company under the Companies Law (2003 Revision) of the Cayman Islands (“Companies Law”), with power to sue and be sued in its own name;

(b)	The objects for which the Company is established are unrestricted and include undertaking and carrying on the business of medical professional and general liability insurance. The Memorandum of Association of the Company states, inter alia, that the Company will insure one

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or more policies of primary liability insurance providing coverage on a claims made basis to: (i) LCAV and its affiliates, (ii) the physicians providing laser surgery services to clients of the professional corporations or other entities which are owned, operated or managed by the subsidiaries of LCAV (the “Physicians”), and (iii) the professional corporations or other corporate entities through which the Physicians conduct their medical practices. The Company has full power and authority to carry out any other object not prohibited by any law;

Share Capital

(c)	LCAV is the registered holder of 500,000 ordinary shares in the capital of the Company which represent the entire issued share capital of the Company. Such shares are fully paid up and have been validly issued in accordance with Cayman Islands law;

(d)	Based solely on the Director’s Certificate and our examination of the Minute Book, the Company has not granted any options, warrants or other rights to purchase its shares nor entered into any agreements or other obligations to issue any of its shares;

Insurance License

(e)	The Company holds an Unrestricted Class “B” Insurers Licence (the “Licence”) dated December 2, 2002 under the Insurance Law (2003 Revision) of the Cayman Islands (“Insurance Law”) which permits the Company to carry on insurance business, other than domestic business, from within the Cayman Islands in accordance with the business plan and other information (collectively “Business Plan”) provided to the Cayman Islands Monetary Authority (“CIMA”) with the Company’s application for the Licence;

(f)	The Company is up to date with its filings relating to the Licence and is in good standing with CIMA;

Litigation

(g)	Based upon our search of the Cause List and Register of Writs and Other Originating Process kept at the Clerk of Courts office in the Cayman Islands at [ ] p.m. on [ ], 2003 and otherwise to our best knowledge, no litigation is presently current, pending or threatened in the Cayman Islands or in any other jurisdiction against the Company, and no steps have been or are being taken compulsorily to wind up the Company. To our best knowledge, there is no pending or threatened action, suit, proceeding or investigation that could reasonably be expected to result in the revocation, termination or suspension of the License.

The foregoing opinions are to be strictly construed.

This opinion is solely for the benefit of the addressee and may not be relied upon, nor may be disclosed to, any other person without our prior written consent. This opinion is to be construed in accordance with the laws of the Cayman Islands.

Yours faithfully,

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Schedules to Cayman Islands Counsel Opinion

Schedule

Documents Examined

1.	The Certificate of Incorporation of the Company dated September 27, 2003;

2.	The memorandum and articles of association of the Company registered and filed with the Registrar of Companies in the Cayman Islands (“Registrar”) on September 27, 2003;

3.	The minute book (the “Minute Book”) and statutory records of the Company maintained at the registered office of the Company in the Cayman Islands;

4.	A certificate of good standing (“Certificate of Good Standing”) in respect of the Company dated October 28, 2003 issued by the Registrar;

5.	Letters issued by the Cayman Islands Monetary Authority (“CIMA Letters”) in respect of the Company dated October 29, 2003 and [ ], 2003 respectively;

6.	A certificate from a Director of the Company dated , 3003 in the form annexed hereto (“the Director’s Certificate”); and

6.	An Unrestricted Class “B” Insurance Licence in the name of the Company dated December 2, 2002.

The Director’s Certificate, the Certificate of Good Standing and the CIMA Letters are herein referred to as the “Certificates”.

Schedule 2

Assumptions

1.	The Director’s Certificate is true and accurate in all respects.

Schedule 3

Qualifications

The foregoing opinions are subject to the following qualifications, limitations and reservations:

1.	To maintain the Company in good standing under the Companies Law, annual filing fees must be paid and returns made to the Registrar of Companies. A failure to pay annual return fees in respect of the Company will result in the Company being struck from the Register of Companies whereupon its assets will vest with the Cayman Islands Government and all unauthorised dealings therewith shall become illegal;

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2.	To maintain the Company in good standing under the Insurance Law, annual licence fees must be paid, and CIMA must be notified of any changes to the Business Plan. Failure to do so may result in , inter alia, the imposition of conditions on, or the suspension or revocation of, the Licence;

3.	[Qualification on parent share transfers once position with CIMA is known].

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Exhibit D

FORM OF OFFICERS’ CERTIFICATE

     The undersigned, Stephen N. Joffe, being the Chairman of the Board and the Chief Executive Officer, and Alan H. Buckey, being the Executive Vice President/Finance and Chief Financial Officer, of LCA-Vision Inc., a Delaware corporation (the “Company”), on behalf of the Company, does hereby certify pursuant to Section of that certain Underwriting Agreement dated [     ], 2003 (the “Underwriting Agreement”) among the Company, UBS Securities LLC and C.E. Unterberg, Towbin and the Selling Stockholder named therein, that as of [     ], 2003:

     (i)  No stop order with respect to the effectiveness of either of the Registration Statements has been issued under the Act and no proceedings have been initiated under Section 8(d) or 8(e) of the Act for that purpose;

     (ii)  The Registration Statements and all amendments thereto, or modifications thereof, and the Prospectus and all amendments and supplements thereto, or modifications thereof, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they are made) not misleading;

     (iii)  The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the date hereof or, if such representations and warranties speak as of a specific date, as of such date;

     (iv)  The Company has performed such of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof; and

     (v)  Between the time of execution of the Underwriting Agreement and the date hereof, (A) no material adverse change or any development involving a prospective material adverse change, in the business, properties, management, financial condition, results of operations of the Company and the Subsidiaries taken as a whole shall occur or become known and (B) no transaction which is material and adverse to the Company has been entered into by the Company or any of the Subsidiaries.

     Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

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